STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY TO A CORPORATION PURSUANT TO SECTION 265 OF THE DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Limited Liability Company first formed is Delaware.

2.) The jurisdiction immediately prior to filing this Certificate is Delaware.

3.) The date the Limited Liability Company first formed is January 11, 2019.

4.) The name of the Limited Liability Company immediately prior to filing this Certificate is Seawolf Brewing Company LLC.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is Seawolf Brewing Company Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the 21 day of AUGUST, A.D. 2020.

By: Alan Beal

Name: Alan Beal
Print or Type

Title: CEO
Print or Type

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
A STOCK CORPORATION

• **First:** The name of this Corporation is SEAWOLF BREWING COMPANY INC.
.

• **Second:** Its registered office in the State of Delaware is to be located at
8 The Green STE A Street, in the City of Dover
County of KENT Zip Code 19901.

The registered agent in charge thereof is A Registered Agent, Inc.
.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

• **Fourth:** The amount of the total stock of this corporation is authorized to issue is
6,000,000 shares (number of authorized shares) with a par value of
0.00001 per share.

• **Fifth:** The name and mailing address of the incorporator are as follows:
Name TRAVIS RAML, CPA
Mailing Address 10440 LITTLE PATUXENT PKWY STE 300
COLUMBIA Zip Code 21044

• **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this
21 day of AUGUST, A.D. 2020.

BY: [signature]
(Incorporator)

NAME: TRAVIS RAML
(type or print)

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

SEAWOLF BREWING COMPANY, INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "01" so that, as amended, said Article shall be and read as follows:

THE NAME OF THE CORPORATION IS BEING CHANGED TO:

ARMED FORCES BREWING COMPANY, INC.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 4TH day of DECEMBER, 2020.

By: [signature]
Authorized Officer

Title: CFO

Name: TRAVIS RAML
Print or Type